EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-269988) on Form S-3 of West Bancorporation, Inc. of our report dated February 22, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of West Bancorporation, Inc., appearing in the Annual Report on Form 10-K of West Bancorporation, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Des Moines, Iowa
March 23, 2023